Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Nutrien Ltd.

We consent to the use of our reports dated February 19, 2026, with respect to the consolidated financial statements of Nutrien Ltd., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus included in the registration statement on Form F-10 dated March 30, 2026 of Nutrien Ltd.

/s/ KPMG LLP

Chartered Professional Accountants

March 30, 2026

Calgary, Canada